Exhibit 63
                                                                     ----------

                                  Letterhead of
                                     E.ON AG
                                  E.ON Platz 1
                               D-40479 Duesseldorf
                               Tel. +49-211/4579-0

                                POWER OF ATTORNEY

         The Undersigned, E.ON AG, hereby authorizes each of Rolf Pohlig, Ulrich Hueppe, Frank Fischer, Judith Witte, Joseph Supp and Paul Brandimarte (each an "Attorney" and collectively the "Attorneys") individually and separately to act on behalf of the Undersigned as its designated agent, attorney-in-fact and proxy in connection with (i) the execution and delivery of any and all agreements and documents, and (ii) the carrying out of any and all transactions, contemplated by and incident to all matters arising with respect to the Undersigned in its capacity as a lender to MEMC Electronic Materials, Inc. (the "Company"), including without limitation (a) the sale of the Undersigned's holdings of notes with respect to indebtedness of the Company (the "Notes") and (b) the entering into by the Undersigned of an agreement or agreements to extend additional debt funding to the Company, and in connection therewith to execute and deliver on behalf of the Undersigned such other agreements, documents and certificates, and to take such other actions, as any Attorney may deem necessary or desirable to consummate the foregoing transactions and all other matters relating or incidental thereto, including without limitation, the following:

         (1) to execute and deliver on behalf of the Undersigned the following documents (in such form and with such changes and modifications as any Attorney may approve, the execution and delivery of the same to be conclusive evidence of such approval):

              (i) a Purchase Agreement (the "Purchase Agreement"), by and among the Undersigned, E.ON North America, Inc., E.ON International Finance B.V., Fidelia Corporation, VEBA Zweite Verwaltungsgesellschaft mbH, TPG Partners III, L.P. ("TPG") and an entity affiliated with TPG (the "Buyer"), a draft of which dated August ___ , 2001 (the "Draft
         Purchase Agreement") has previously been presented to the Undersigned;

              (ii) a Funding Agreement (the "Funding Agreement"), by and among the Undersigned, the Company and perhaps other parties;

              (iii) an Assignment and Acceptance for each Loan Agreement with the Company or any of the Company's subsidiaries to which the Undersigned is a party (collectively the "Assignment and Acceptances"), by and among the Undersigned, the Buyer and perhaps other parties, a form of which is attached as an exhibit to the Draft Purchase Agreement;

              (iv) a Resignation for each Loan Agreement with the Company or any of the Company's subsidiaries to which the Undersigned is a party (collectively the "Resignations"), a form of which is attached as an exhibit to the Draft Purchase Agreement;

              (v) one or more Releases (each a "Release" and collectively the "Releases"), the form or forms of which are attached as an exhibit to the Draft Purchase Agreement;

              (vi) Termination Agreement (the "Termination Agreement"), by and between the Undersigned and the Company, a draft of which is attached as an exhibit to the Draft Purchase Agreement;

              (vii) such other agreements, consents, receipts, certificates, releases, bond powers and other documents, including without limitation amendments to or waivers of any of the aforesaid agreements or certificates referred to in this paragraph, as any Attorney may deem necessary or desirable; and

         (2) to take any action on behalf of the Undersigned as any Attorney may deem necessary or desirable in connection with carrying out the terms or purposes of, or in any way relating to the Purchase Agreement, the Funding Agreement, the Assignment and Acceptances, the Resignation, the Release, the Termination Agreement and the transactions contemplated thereby.

         The Undersigned agrees that any agreement or other document or writing executed and delivered by any Attorney pursuant to this Power of Attorney shall constitute a legal, valid and binding act or obligation of the Undersigned with the same force and effect as if executed and delivered by a duly authorized officer of the Undersigned.

         The Undersigned acknowledges that the Undersigned shall have no claim or cause of action against any Attorney for any act taken or for failure to act on behalf of the Undersigned as its designated agent, attorney-in-fact and proxy with respect to the above-mentioned documents or agreements, and all transactions relating thereto or any other matter contemplated by this Power of Attorney, unless such Attorney is found to have acted in bad faith or with willful misconduct with respect to such act taken or failure to act.

         Each of the Attorneys is exempt from the restrictions of Section 181 of the German Civil Code. Each of the Attorneys may, in such Attorney's sole discretion, delegate the full authority and powers conferred upon such Attorney by this Power of Attorney to any other person as such Attorney may deem necessary and appropriate.

         This POWER OF ATTORNEY shall be effective as of September 12, 2001 and shall expire as of December 31, 2001.

         IN WITNESS WHEREOF, the Undersigned, a German corporation, having a principal place of business E.ON - Platz 1, D-40479 Duesseldorf, Germany, has executed this Power of Attorney on September 11, 2001.


                                         E.ON AG



                                         By:  /s/ Dr. Hans Michael Gaul
                                            ------------------------------------
                                            Name:  Dr. Hans Michael Gaul
                                            Title: Member of the Managing Board





                                         By: /s/ Dr. Rolf Pohlig
                                            ------------------------------------
                                            Name:  Dr. Rolf Pohlig
                                            Title: Executive Vice President







                                       3